Exhibit 99.2
Final Transcript
Conference Call Transcript
MRVC — Q3 2007 MRV Communications Earnings Conference Call
Event Date/Time: Nov. 08. 2007 / 4:30PM ET

Exhibit 99.2-1

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
CORPORATE PARTICIPANTS
Anne-Marie Frisch
MRV Communications — IR
Noam Lotan
MRV Communications — President, CEO
Guy Avidan
MRV Communications — acting CFO
Near Margalit
Source Photonics — CEO
CONFERENCE CALL PARTICIPANTS
John Harmon
Needham & Company — Analyst
Dave Kang
Roth Capital Partners — Analyst
John Anthony
Cowen and Company — Analyst
Tim Savageaux
Merriman Curhan Ford & Co — Analyst
Greg Waters
Investment Partners Asset Management — Analyst
Jack Whelan
Alpha One Watch — Analyst
Highlights
  PRESENTATION

Operator
  Good afternoon, ladies and gentlemen. Thank you for standing by and welcome to the MRV Communications Q3 2007 financial results conference call. (OPERATOR INSTRUCTIONS) This conference is being recorded today. I’d now like to turn the call over to Anne-Marie Frisch with the Investors Relations Department of MRV. Please go ahead, ma’am.

  Anne-Marie Frisch - MRV Communications — IR
  Thank you, Brian. Thank you for joining us today to discuss MRV’s third quarter of 2007 financial results. I’m joined today by Noam Lotan, President and CEO, and Guy Avidan, acting CFO of MRV Communications, as well as Near Margalit, CEO of Source Photonics. Earlier this afternoon, the Company issue a press release reporting its third quarter of 2007 financial results. A financial presentation designed to guide participants through the call will also be available. The press release and presentation can both be viewed from the Investors Relations section of MRV’s web site at ir.mrv.com. For reference we’ve arranged for a tape replay of this call which can be accessed by phone. The replay will take place approximately two hours after the call’s conclusion and will be available for one week. The dial-in number and access code is available in our press release and on our web site. This call is also being webcast live with a web replay available. These may both be found at ir.mrv.com.
We would like to remind you that during the course of this conference call, MRV’s management may make forward-looking statements, including financial projections, statements as to the plans and objectives as to the management for future operations and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but are based on MRV’s current expectations and beliefs and are based on information currently available to us. Words such as will, may, expects, intends, plans, believes, targets, estimates and variations of these words are intended to identify forward-looking statements.
By discussing our current perception of the market and making these forward-looking statements, we are not undertaking obligation to provide updates in the future. MRV’s actual results my differ materially from those projected in these forward-looking statements and no one should

Exhibit 99.2-2

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
assume at a later date that these comments from today are still valid. Any future products, feature or related specification that may be referenced in today’s call are made for information purposes only and are not commitments to deliver any technology or enhancements . MRV reserves the right to modify product plans at any time.
The forward-looking statements portions of the press release issued today as well as the risk factors section of our 10Ks and 10Qs filed with the SEC disclose risks that could cause these differences. Additional risks not now known to us from our business generally could impair our business, financial condition and results of operations or prevent us from realized our current expectations as a result of our acquisition of Fiberxon or otherwise. I’d now like to turn the call to Noam Lotan, MRV’s President and

  Noam Lotan - MRV Communications — President, CEO
  Thank you. Thank you, Anne-Marie. Good afternoon everyone and thanks for joining us today. Our third quarter revenue results were at record levels as they included a full quarter of revenue contribution from the acquired Fiberxon business. We are very happy with this acquisition and integration is going extremely well. As you all know, closing the acquisition created a lot of short-term difficulties including risks of being non-compliant and possibly delisted. These difficulties did impact Q3 results, however looking ahead we feel that with these issues now behind us, we can focus on running our business and improving overall results. Third quarter revenues were at record level coming at $116 million up 29% year-over-year and 14% sequentially. In our optical components segment we reported today revenue of $44 million reflecting year-over-year growth of 91% and up 67% sequentially. North American Networking year-over-year growth for both Q3 and for the nine months period was 24%. We’re very pleased with this growth, however we’re not satisfied with our bottom line performance. And now with the audit and other distractions behind us we’re totally focused on showing improvement going forward.
We’re seeing good signs in Q4 as growth in booking was significantly higher with the momentum continuing into October and November. With respect to the completion of the audit, the reconstruction and completion of the ‘04, ‘05, and ‘06 audited financials of Fiberxon is due to the hard work and tremendous resources we committed to this effort.
I commend our team and all parties involved in their focus and dedication in completing this past as past as it was humanly possible, but without compromising quality. The difficulties and obstacles we had to overcome were monumental, but clearly worth the time given the strength of Fiberxon and the high growth market that their product addresses. Fiberxon’s performance far exceeded our original projections. By completing the acquisition and filing full reconstructed audited financial statements, we’ve created a major optical component company. Luminent and Fiberxon combined under a unified Source Photonics brand, is a world class, high growth, optical components company with a leading position in fiber to the home and in optical transceivers. Thus, by going forward with this acquisition, we will create value for shareholders.
With the distraction of the audit behind us, we are now completely focused on continuing to grow the Company. We also understand that while growth is important, we need to address improving profitability as well. I’d like to start the call by covering the highlights of the third quarter and then move to discuss our efforts to attain consistent profitability in each segment. I’ll then turn the call over to Guy Avidan for a more indepth discussion of our financial statements, including the impact of noncash and acquisition related expenses. Afterwards, Near Margalit, CEO of Source Photonics, will report to you on the state of Source Photonics which is the combined Luminent and Fiberxon entity.
Let’s start by briefly discussing the networking group. In Q3, growth in our networking group was impacted by seasonality in Europe and also the continued pushout of aerospace related business which caused network equipment revenue to fall year-over-year and sequential basis. The setback in our defense and aerospace unit is not due to loss of business, but delays in certain programs in North America. No business was lost. On the contrary, we continued to generate and win new business opportunities and we now expect a strong recovery in this business in Q4. Independent of the equipment business, our network integration operations in Europe had another good quarter with revenue for the third quarter up 18% year-over-year and down 3% sequentially due to seasonality.
Importantly, we have introduced a number of new products targeted at the fast growing Metro Ethernet market which should help us continue to grow the business further. Our Metro Access product line is second to none as evidenced by our growth and the industry awards it won. Our optical transport product line has added strong differentiating features. It is winning new customers across all geographies. As per our tag line, we provide “connectivity unlimited” and we are busy developing metro strategy for penetrating Pier 1 carriers in countries where we have local presence. We recently conducted both our domestic and international new partner events. In both events, a sense of enthusiasm and confidence in MRV was expressed by our partners. Our success in winning customers and growing metro access and transport is a great pride builder internally and with our channel partners.

Exhibit 99.2-3

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
Now let me point to some of the specific steps we’re taking to increase profitability in our networking segment. Number one, increase sales of high margin support contracts and services. Booking service revenue has grown significantly during the quarter, but accounting for this revenue is apportioned over the life of each contract, typically one to three years. Accordingly, these services will impact our revenue and bottom line over time. Number two, focus on high margin product revenue where possible. Number three, pay close attention to discounts and profit margins by measuring regional and vertical sales managers not only by their contribution to revenue but also by their contribution to gross profit and by managing expenses.
Number four, ongoing efforts to reduce manufacturing costs by consolidating manufacturing and out sourcing where possible as well as improving supply chain management. Number five, tight control over operating expenses. I expect this revenue and gross profit will continue to grow while OpEx will remain relatively constant. Other long-term objectives that will further contribute to profitability are in the works and we can discuss these during our next call. Not all these changes can happen overnight, but now with many of the issues we’re dealing with behind us, we’re clearly focused on driving improvements.
Now let me briefly discuss Source Photonics. Source Photonics continued to benefit from the roll out of FTTx programs around the world. Verizon’s rollout of FiOS continues to gain steam. They are now marketing Fios TV services to about 4.7 million homes up from 3.9 million homes at the end of the second quarter. They are seeing penetration rates of 15% and recently noted that in one region their TV penetration exceeds 30%. They noted 1.3 million Fios internet customers and over 700,000 Fios TV customers.
We’re also seeing increased GPON deployment internationally as carriers such as France Telecom, [Jerusalem] Telecom in Europe, as well as service providers in the Middle East, and Asia. . Clearly the addition of Fiberxon positions Source Photonics as the volume leader in GPON. We’re working with all the major telecom OEMs focused on the GPON deployment around the world. Being positioned in this market should allow Source Photonics to continue grow rapidly and their outlook for the upcoming fourth quarter is very positive. Now that Source Photonics’ integration is well on the way and our plans for the future of Source Photonics is in process we’re clearly focused on profitability. This will be done by focusing on a number of initiatives including increased sales and leverage of the economics of our China-based manufacturing to improve gross margins, leverage our China-based R&D and testing group, to lower overall OpEx, but still provide state of the art technology and innovation and ongoing integration.
We continue to integrate our operations, product offerings and sales and distribution channels which should improve our cost structure and reduce replicated functions. Near will also go into more details on this later in the call, but we are confident that with Source Photonic we have a world-class optical component company that will continue to grow and continue demonstrating profitability trends. In summary, during the quarter we posted record revenues and we were very pleased to put the audit-related work behind us. We’re clearly focused on growth and also on improving our overall profitability. Now, let me turn the call to Guy Avidan, acting Chief Financial Officer, to go through the financials for the third

  Guy Avidan - MRV Communications — acting CFO
  Thank you Noam. Before I get into the discussion of the third quarter results, let me just remind you that all numbers I discuss this quarter will be on a GAAP basis unless I specifically note otherwise. Previously we reported non-GAAP numbers that excluded preliminary non-cash share-based compensation. Going forward, as a result of the Fiberxon acquisition we will likely have additional non-cash charges and amortization of intangibles. Due to these additional factors and also taking into account preferred methods by the SEC we will now report only GAAP numbers. We will however, disclose each quarter specifically with share-based compensation and other non-cash charges in each quarter.

Highlights
  We were very pleased with our strong revenue performance during the quarter, however our profitability was impacted by the effort to complete the Fiberxon audit and our margin performance which did not improve as we expected. Now with the audit behind us, we’re focused on continuing to grow but also improving the overall profitability through margin improvement and expense reduction. Our outlook for Q4, which I’ll discuss shortly, is showing early signs of these improvements.
Revenue for the third quarter of 2007 was $116 million, an increase of 29% over revenue of $90 million in the third quarter of 2006. Net loss for the third quarter of 2007 was $12.6 million or $0.08 per share as compared with net income of $0.2 million or 0% per share for the third quarter 2006. Share-based compensation charge were $1.2 million in the third quarter of 2007 compared to $0.2 million for the third quarter of 2006. Net loss during the third quarter of 2007 was impacted by non-cash charge of $4.9 million related to the Company’s convertible debt conversion on August 10, 2007 and $0.8 million amortization due to Fiberxon Inc. acquisition.

Exhibit 99.2-4

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
Revenue by segment. For the third quarter we reported revenue of $116 million, an increase of 29% compared to $90 million in the same period last year. Sequentially revenue increased 13% from $102 million in the preceding second quarter. Our networking segment, which included our network equipment and our network integration revenue reported revenue of $72 million up 6% year-over-year and down 5% sequentially. Our network equivalent group comprised of our internally developed product was down 11% in the third quarter, compared to the same period last year and was down 5% sequentially. On a year-over-year basis, the drop in revenue is partly due to the strong third quarter in 2006 we had due to a large multimillion order we received from a Japanese carrier which did not reoccur this year.
We were expecting a larger contribution from our defense-related business, but now it is likely this business will contribute in Q4 and we expect good sequential recovery as Noam just mentioned. Our network integration business had another solid quarter with revenue of $47 million for the third quarter, up 18% compared to revenue of $40 million in the year-ago period and down 5% sequentially due to normal seasonality in Europe. Business continued to generate solid profit and cash flow for the Company. In our optical component segment, excluding approximately $1 million of revenues sold to our networking segment, we reported revenue of $43 million reflecting growth of 105% compared to revenue of $21 million in the third quarter of 2006 and 69% sequentially compared to last quarter. From a geographical perspective, Europe remained our strongest region accounting for approximately 60% of revenue, compared to 62% last quarter while revenue from North America contributed 31%, compared to 32% last quarter. Revenue in Asia-Pacific was 9% of revenue this quarter.
Gross profit. This quarter we reported 26% gross margin compared to 29% in the preceding second quarter and 32% in the year-ago period. On an absolute dollar basis, our gross profit was $30 million this quarter compared to $29 million in the same period last year and $30 million in the preceding second quarter. Gross margin realized from revenue of network equipment was 48% in line with the prior quarter and down compared to 52% in the year-ago period. We were expecting network equipment margins to show some improvement during the quarter, but we again saw pushout from order related to our defense business which carries a high margin profile. We also saw some additional margin pressure as we continue to bring the market share and generate growth with new customers in North America. Networking integration gross margin was 23%, in line with last quarter, but lower than our historically mid-to high 20% gross margin for this division.
As we discussed margin fluctuation in this business are largely timing driven based on when projects are closed. At the end of the third quarter, we had large projects from our operations in Italy that we had anticipated would be closed by quarter end. However, these projects will hold over until the fourth quarter. Gross margin in our optical component group was 19%, down around 30 basis points from the prior quarter. Gross margin has impacted pricing in our GPON business going into the Verizon/Fios rollout, offset by revenue contribution from our metro transceiver which make up greater portion of optical component revenue due to the acquisition and carry a high margin profile.
Operating costs and expenses. Our total operating costs and expenses during the quarter, including the Fiberxon business were $36 million or 31% of revenue in the third quarter compared to 32% in the third quarter of last year and 30% in the preceding second quarter. The Fiberxon sales contribution carried an OpEx as a percentage of sales lower than the corporate average. We were not happy with our expenses in our networking equipment group which did not decrease as much as the overall sales decrease.
Balance sheet items. Now let me briefly go over some balance sheet items which all reflect acquisition of the acquired Fiberxon business. In the third quarter end we had total cash and cash equivalent, timed deposit and investment of $86 million compared to $107 million at the end of the preceding second quarter. The decrease in cash is due primarily to the $18 million net payment related to our acquisition of Fiberxon Inc.. Accounts receivable increased to $116 million from $98 million last quarter. Our days sales outstanding was 91 days up slightly from 88 days in the last quarter. As we discussed in the past, our DSOs are affected by the longer collection cycles typical in certain European markets in which we do business. Inventories increased to $86 million from $69 million last quarter. Our inventory turns were five times on an annualized basis.
On August 10, 2007 we executed an exchange agreement with Deutsche Bank providing for the exchange of our outstanding $23 million convertible note including all principal and accrued but unpaid interest of 11.9 million shares of our common stock. We conducted this transaction due to the risks of default as a result of the potential that we would not file audited Fiberxon financial in the mandatory timeline and as a result of subject default on convertible notes. Both of these transactions current share outstanding at quarter end stands at 158,246,258 shares of common stock.
Now turning to guidance. We currently forecast our Q4 total revenue to be in the range of $130 million to $136 million comprising year-over-year growth of approximately 27% to 32%. Within the guidance we are projecting total revenue from our optical component business to be $47 million to $52 million in Q4 2007. From an operating expense perspective, we expect operating costs and expenses will show improvement as percentage of sales and be approximately 29% to 30% of revenue. On the bottom line, we’re currently forecasting to be in the range of net loss of $0.01 per share to a net loss of $0.04 per share for the fourth quarter which includes share-based compensation expense, expected to be approximately $0.02 per share. Our ability to reach the high end of our profitability guidance range will depend on our ability to execute on our

Exhibit 99.2-5

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
goal to improve overall margins and put a tighter control on expenses in the fourth quarter. With that said, I would now like to turn the call over to Near Margalit, CEO of Source Photonics. Near?

  Near Margalit - Source Photonics — CEO
  Thank you, Guy. This quarter was the first quarter operating as Source PHotonics, combining the operations of Luminent and Fiberxon. Our revenue for the quarter came in at $44 million at the top of the guidance of $40 million to $44 million. Our work for the quarter was focused along two primary paths. One was the integration and optimization into an efficient company and the other was focused on growing the top line revenue. Our work on the integration process is focused on aligning the Company to our target operating financial model, lowering operating expenses to a long-term target of 15% of revenue and achieving gross margins of 25% to 30%.
On the revenue growth front, there are many new opportunities we’re pursuing as well as working on satisfying the large demand for fiber to home PON transceivers. At Source Photonics we will break out revenue consistently across two major product segments. These are datacom/telecom and PON transceivers previously called fiber to home or FTTP. The revenue of previously broken out discrete components will be distributed between our two primary segments based on their target and application. We’ll also highlight specific trends within each segment to provide additional insight into the trends occurring in these market segments.
Given that, for the third quarter, revenue from the PON product line came in at $21.8 million and revenue from the datacom/telecom product line at $22.5 million of which, $3.7 million was contributed by 10 gigabit per second products. Combined, this represents about 25% growth compared to Q3 of 2006 on a pro forma basis with a relatively balanced growth between datacom/telecom and PON. We see a strong Q4 backlog and anticipate continued revenue growth in 2008. In particular, we expect increased demand for our GPON products as next generation fiber to the home deployments ramp globally. For the datacom/telecom transceiver segment, we expect to see significant growth in the 10 gigabit per second market segment both for data centers and telecom application. As the 10 gigabit per second segment grows in volume and ASPs decline, we believe our unique combination of high-volume, low-cost manufacturing in China with our in-house boundary for lasers and receivers will best address the coming customer needs. We shipped over 500,000 datacom/telecom transceivers in the quarter.
Now let me turn to profitability and margins. The PON product line with its high growth and concentrated end customers, continued to face pricing pressures. As we highlighted on the previous call, we saw some of this price pressure impact our Q3 results. The GAAP results for the quarter was a loss of $1.7 million or a -4% operating margin. This loss includes a negative impact of $2.7 million in share-based compensation expenses as well as depreciation and amortization. Of this $2.7 million, approximately $1.4 million is directly related to the Fiberxon acquisition. GAAP gross margins came in at 19% in line with our previous guidance of 18% to 20% gross margins for the quarter. Operating expenses totaled $10 million. This operating expense number includes $1.7 million in share-based compensation as well as amortization and depreciation related to the Fiberxon deal.
Now let me turn to operations and integrations. As mentioned in the overview, the key to our improvement in gross margins and operating margins rely on integration and optimization between the former Luminent and former Fiberxon as well as supply chain consolidation to reduce material costs. We are addressing all of these factors over the next nine to twelve month period. Our Oracle implementation in Fiberxon is moving along well as expected and we expect to have Source Photonics on an integrated Oracle financial and advanced planning system in Q2 of 2008. This will provide both increased visibility as well as bring lower cost designs to production more quickly.
We plan on starting manufacturing in our newly leased facility in [Tendu], in the Q2 2008 period. This factory will not only improve our manufacturing overhead costs, but will improve consumer lead times by providing a single location build for products that are currently built in multiple locations. These steps are in line with our goal of achieving bottom line impacting integration in the nine to twelve month period after the Fiberxon combination. At the same time we continue to see unit demand increase dramatically. In Q3 we shipped closed to 900,000 transceiver modules split pretty evenly between PON and datacom/telecom transceivers. We anticipate this number to increase to over 1 million in Q4. At this level, we’re running at very high utilization levels on some of our product lines putting strain on both internal and CM manufacturing capacity. We’re adding capacity as quickly as practically possible, but we only expect utilization levels to normalize in the Q1 timeframe.
Now turning to guidance and outlook. We anticipate Q4 revenues of $47 million to $52 million or around 10% quarter-over-quarter increase. As mentioned, the outlook for PON is very positive with continued high demand for BPON and significant momentum on new deployments of GPON systems. We believe we have a strong position in this market with over 400,000 GPON transceivers shipped to major OEMS globally and expect Q4 GPON shipments to grow to more than 150,000 units an increase of 50% relative to Q3. For gross margins, we also anticipate

Exhibit 99.2-6

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
improvement into the 20s, as we leverage higher volume on a relatively fixed manufacturing overhead. And with that I’ll turn this call back over to Noam.

  Noam Lotan - MRV Communications — President, CEO
  We are going to turn it over to the operator for Q-And-A. Operator?

Exhibit 99.2-7

  QUESTION AND ANSWER

Operator
  Yes, sir. Thank you. We will now begin the question-and-answer session. (OPERATOR INSTRUCTIONS) Our first question comes from John Harmon with Needham & Company. Please go ahead with your question, sir.

  John Harmon - Needham & Company — Analyst
  Hi, good afternoon. Just a couple quick ones, please. I don’t believe you mentioned it. Could you please tell us what the added expense was for completing your audit in the quarter?

  Guy Avidan - MRV Communications — acting CFO
  Actually, comprised from a few numbers. We paid totally to complete the audit in Fiberxon in China, something like $5 million, that includes all expenses related. Most of the number I just mentioned didn’t capitalize. We didn’t see it in the P&L. We had other expenses related to the quarter and also touches a little bit on the Fiberxon acquisition in the quarter, but we did not disclose that number.

  John Harmon - Needham & Company — Analyst
  Okay. Thank you. And some of my sources were telling me Alcatel decision on its supplier is imminent, and it is due very soon. Is that true? Do you expect a decision soon and what can you tell us about the timing of the decision and the potential outcome?

  Near Margalit - Source Photonics — CEO
  We probably don’t like to talk too much about specific customers, but I can tell you generally those type of customers don’t make a one-off decision. They have a continuous process of looking at their suppliers. We don’t anticipate any loss of market share in the short-term, but we try to stay away from kind of analyzing specific customers.

  John Harmon - Needham & Company — Analyst
  Thanks, but any intelligence on the timing perhaps?

  Near Margalit - Source Photonics — CEO
  Like I said, I don’t think it’s a discrete event. I think there is multiple products and multiple sub products within that time if you’re talking about whether it’s specifically to Verizon or to other applications. It varies, but I don’t think those type of things are discrete events, but rather a continuous process.

  John Harmon - Needham & Company — Analyst
  Okay, thank you.

  Noam Lotan - MRV Communications — President, CEO

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Exhibit 99.2-8

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  John, Noam here, just to clarify Guy’s comment on the magnitude of the expense related to the audit, these numbers that Guy mentioned also included legal fees and also transaction-related fees payable to bankers. So the audit, the actual pure audit fees were much lower than that.

  John Harmon - Needham & Company — Analyst
  Right, thanks.

  Noam Lotan - MRV Communications — President, CEO
  Thank you.

Operator
  Our next question comes from Dave Kang with Roth Capital. Please go ahead, sir.

  Dave Kang - Roth Capital Partners — Analyst
  Good afternoon. It looks like you guys changed your presentation quite a bit. First of all, you guys aren’t providing balance sheet anymore?

  Noam Lotan - MRV Communications — President, CEO
  Good question. You’ll see the balance sheet information tomorrow when we file the Q.

  Dave Kang - Roth Capital Partners — Analyst
  Okay. And then also, you used to break out stock compensation between costs, R&D and SG&A. Can we get similar information of your $1.2 million last quarter?

  Noam Lotan - MRV Communications — President, CEO
  Again, like Guy mentioned before, we’re reporting only GAAP, so we didn’t break down the share-based compensation based on P&L department.

  Dave Kang - Roth Capital Partners — Analyst
  Okay, so can we just assume kind of a similar mix from previous quarters then?

  Near Margalit - Source Photonics — CEO
  Yes.

  Dave Kang - Roth Capital Partners — Analyst
  Okay and then Near, I was distracted a little bit, when you talked about gross margin, you rattled off a couple numbers, like $2.7 million and of that $1.4 million was Fiberxon, can you repeat those numbers and what they meant?

  Near Margalit - Source Photonics — CEO

Exhibit 99.2-9

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  Yes, just our GAAP P&L was a $1.7 million loss but in that $1.7 million loss we had negatively impacting $2.7 million that was a combination of share-based compensation and depreciation and amortization.

  Dave Kang - Roth Capital Partners — Analyst
  Okay and of that — [ overlapping voices]

  Near Margalit - Source Photonics — CEO
  —$2.7 million about $1.4 million is directly related to the acquisition of Fiberxon.

  Dave Kang - Roth Capital Partners — Analyst
  Okay, all right. And then just going to Verizon’s situation, when should we expect Verizon to switch over from BPON to GPON and what — how smooth can the transition be when they switch over from BPON to GPON and how smooth can the transition be when they switch over from [Telex] to Alcatel?

  Near Margalit - Source Photonics — CEO
  Honestly, we get conflicting messages. There are plenty of messages that BPON will be around for a long time, all the way throughout 2008 in significant quantities and other indications that GPON will switch more quickly. Honestly, we don’t know what the real situation will be. Obviously we see in the short-term, BPON is quite strong Q3 and Q4, Q1, they all look very strong for BPON. Beyond that I think we have conflicting, conflicting messages.

  Dave Kang - Roth Capital Partners — Analyst
  And I think you gave us a little bit of a glimpse of what a target is, but can you just outlook how you’re going to get to your long-term gross margin target? And also can you give us the operating margin target as well ?

  Near Margalit - Source Photonics — CEO
  Yes, the operating margin target basically can be extrapolated from the gross margin and operating costs that we want to reach a 10% to 15% operating—

  Dave Kang - Roth Capital Partners — Analyst
  OpEx?

  Near Margalit - Source Photonics — CEO
  OpEx 15%. Gross margin 25 to 30 translates to you know, 10% to 15%—

  Dave Kang - Roth Capital Partners — Analyst
  Operating margin.

  Near Margalit - Source Photonics — CEO

Exhibit 99.2-10

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  Exactly.

  Dave Kang - Roth Capital Partners — Analyst
  Right.

  Near Margalit - Source Photonics — CEO
  In terms of increasing gross margin, it’s obviously a complex activity, but it’s based on a couple of critical factors. We haven’t been able, yet, to kind of leverage the increased scale of Fiberxon and Luminent together to try to reduce our manufacturing overhead costs. Right now we’re spending, in the range of $4 million to $5 million in manufacturing overhead costs on what is, I’d say $40 million to $50 million in revenue. We think that, that percentage can improve which will directly translate to gross margin improvement.
At the same time we haven’t gotten to the full leverage of streamlining our supply chain. We see areas where we can reduce our cost of materials by either using our internal foundry in Taiwan or by using specific components that, or designs that Fiberxon had previously developed versus Luminent had developed essentially streamlining the supply chain we also see as directly impacting the gross margin number. But as a global picture, we’re reasonably close to the right material margins and we need to reduce our cost of manufacturing overhead to bring up gross margins. I think that’s probably a, a good summary.
  Dave Kang - Roth Capital Partners — Analyst
  And then, in terms of achieving these targets, are we talking about one year, two years? Any kind of color on that?

  Near Margalit - Source Photonics — CEO
  I think it’s an evolving process but I think we’re generally trying to get most of the stuff we’re trying to get done done in a one-year period.

  Dave Kang - Roth Capital Partners — Analyst
  One year? Okay. And lastly either for Noam or Guy, I guess in your networking groups, your gross margin declined year-over-year, you talked about a couple of reasons, I was wondering if you can kind of provide additional color as far as how much was that, was due to pricing pressure and how much was due to just unfavorable product mix?

  Noam Lotan - MRV Communications — President, CEO
  Well, I think the main reason was the quarterly decline in the aerospace and defense division which typically carries a potentially higher margin than the numbers you just mentioned. And that’s going to go back and reverse itself in Q4.

  Dave Kang - Roth Capital Partners — Analyst
  Okay, and just lastly, with all these — Fiberxon and all that, what do you think the depreciation numbers will be going forward and CapEx? Those are my last questions, thank you.

  Near Margalit - Source Photonics — CEO
  Is that source or globally? [inaudible]

  Dave Kang - Roth Capital Partners — Analyst
  Yes, at the corporate level.

Exhibit 99.2-11

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  Near Margalit - Source Photonics — CEO
  One second.

  Guy Avidan - MRV Communications — acting CFO
  Currently this quarter we reported amortization of intangibles due to the acquisition around 800K.

  Dave Kang - Roth Capital Partners — Analyst
  Okay.

  Guy Avidan - MRV Communications — acting CFO
  Tomorrow we will file more in the Q about it, but going forward that will be the number, unless some number in the acquisition will change, which is possible.

  Dave Kang - Roth Capital Partners — Analyst
  Okay. And then on CapEx?

  Guy Avidan - MRV Communications — acting CFO
  CapEx in the future?

  Dave Kang - Roth Capital Partners — Analyst
  Yes, going forward.

  Near Margalit - Source Photonics — CEO
  It’s probably heavily dominated by the source [inaudible] probably our CapEx, going forward is probably around $1 million a quarter.

  Dave Kang - Roth Capital Partners — Analyst
  Got it, thank you.

  Guy Avidan - MRV Communications — acting CFO
  That means for consolidated about a million and a half or two.

  Dave Kang - Roth Capital Partners — Analyst
  Got it, thanks.

Operator

Exhibit 99.2-12

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  Our next question comes from John Anthony of Cowen and Company. Please go ahead.

  John Anthony - Cowen and Company — Analyst
  Cash balance, the ending quarter cash balance, what was that?

  Noam Lotan - MRV Communications — President, CEO
  John, was that the beginning of your question, because we only heard of tail end of it?

  John Anthony - Cowen and Company — Analyst
  Just, yes, the first thing I’m trying to get, I missed the ending quarter cash balance. Net cash balance.

  Guy Avidan - MRV Communications — acting CFO
  $86 million.

  John Anthony - Cowen and Company — Analyst
  $86 million, okay and Near just a quick clarification, what did you say, did you give the overhead level for Source Photonics? Did you say $10 million which included $2.7 million so you’re effectively looking at $7.3 million cash number, $7.5 million something like that?

  Near Margalit - Source Photonics — CEO
  I gave it as $10 million with operating expenses and $1.7 million in share-based compensation and amortization and depreciation related to the Fiberxon deal. we are basically looking at the 8 million to 8.5 million range.

  John Anthony - Cowen and Company — Analyst
  8 million to 8.5 million.

  Near Margalit - Source Photonics — CEO
  Including the share-based compensation and excluding the stuff directly related to the acquisition.

  John Anthony - Cowen and Company — Analyst
  Okay. And , do you, how do you expect that number to trend with your, I guess with your revenues? Is that going to be primarily volume-based, revenue-based? How should we look at that

  Near Margalit - Source Photonics — CEO
  Operating costs, honestly, we’d like to keep it as tight as possible until we get to the 15% level of revenue and at that point it will track revenue, but we’re trying to keep a lid as much as we can on the operating expenses an let the revenue grow into the 15% number.

  John Anthony - Cowen and Company — Analyst

Exhibit 99.2-13

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  Okay, and right now you said, I think you were at 900,000 total modules in the quarterback and you are going to go over 1 million. How are you looking for capacity right now? How much further than 1 million can you go from capacity standpoint and from a manpower standpoint. Are you you going to need to add heads to go significantly to over 1.25 million.

  Near Margalit - Source Photonics — CEO
  Yes we need to add heads. In the short term, most of the heads will get added at our contract manufacturers which have availability to ramp heads more quickly. On the ongoing basis as we increase some of the in-house manufacturing we have in China, we’ll definitely have increased headcount, but it’s basically at the operator level, headcount that’s you know, sub $1,000 a year. Or $1,000 to $2,000 a year type salary per operator. Headcount will definitely not directly track expenses by any, by any means and then in terms of expanding capacity in the immediate timeframe, we’re pushing on our contract manufacturers to add headcount and at the same time we’re somewhat equipment limited as well. So, we’re trying as quickly as possible to get more equipment onto the line.

  John Anthony - Cowen and Company — Analyst
  Okay, so it sounds like from an order standpoint you guys obviously have, you’ve picked up some share here, if, if I look at the $3.7 million, is that the number you said for 10 gigabit revenue?

  Near Margalit - Source Photonics — CEO
  That’s correct.

  John Anthony - Cowen and Company — Analyst
  Okay. Can you kind of give us a sense for what products those are in terms of foreign factor?

  Near Margalit - Source Photonics — CEO
  It’s basically split out right now currently between XSP and 300 [inaudible] transponders.

  John Anthony - Cowen and Company — Analyst
  Given that this is kind of new for, for you guys, given the acquisition of Fiberxon, how do you see that revenue stream evolving? You know the PON business has grown very rapidly and the GPON has really grown much more rapidly than you first projected, are there any major design wins you guys are looking at over the next 12 to 18 months on the 10 gig side? If I look at the non-10 gig revenue, can you give us a sense again for what the mix looks like and how the business activity there is?

  Near Margalit - Source Photonics — CEO
  Sure, so I mean, one thing is that the general growth rate in the non-PON segment has been quite good. I think if you called out a number, essentially pro forma-ing the combination of these businesses looking backwards between Fiberxon and Luminent, we’ve had pretty consistent quarter over quarter growth translating to somewhere around 20% year-over-year average growth. It’s been reasonably consistent each quarter. Obviously the 10 gig market segment, we’re a very small player in that segment still, but we are increasing as the 10 gigabit market segment becomes a higher volume segment, I think it plays well to the strengths as a company. The breakouts for the non-10 gig segment for the datacom/telecom transceivers, it’s basically, obviously it’s 2.5 gig and below. From a volume point of view, a large portion of it is that gigabit, ethernet, essentially metro, gigabit ethernet10 kilometer type parts and OC3 type parts with a reasonable percentage in 2.5 gig.

  John Anthony - Cowen and Company — Analyst
  Okay and if I look from a customer distribution standpoint, I apologize if you discussed this, did you have any 10% customers? We did not, we did not discuss it, but there’s no 10% customers at the MRV level, but that’s right, but at the Source Photonics level, I think we had three, our top

Exhibit 99.2-14

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
three customers were 10% customers. So the 10% customer that you normally have and then over and above that, the 10% customers, can you share with us who they were?

  Near Margalit - Source Photonics — CEO
  Alcatel, Lucent and Motorola.

  John Anthony - Cowen and Company — Analyst
  Okay, so it seems like you’re also seeing quite a distribution of the revenue stream now as well, can you give a sense where you are with some of the customers that you don’t currently have a meaningful level of business? Are you actively— Is there something we can expect in the next two quarters to see new customers come online or is it going to take a bit longer?

  Near Margalit - Source Photonics — CEO
  I’m pretty optimistic we’re going to start seeing additional major customers come online that meaningfully contribute to the revenue especially in the datacom/telecom product segment. Both in China and U.S. I think we have meaningful engagements and we do expect one of our major focuses to get kind of the next level group of customers that are major customers to be significant contributors.

  John Anthony - Cowen and Company — Analyst
  Do you think you have a chance of getting any other customers up to the 10% level?

  Near Margalit - Source Photonics — CEO
  At the 10% level, probably, yes, yes, we would probably be not ready to mention them yet, but I think at least one other customer is probably going to make the 10% level.

  John Anthony - Cowen and Company — Analyst
  Okay. Great. Noam, quick question for you if I could, can you talk about what you’re seeing with some of the product additions you’ve made on the [Rodem] side? I’m sorry. I did not understand the question, John. You recently discussed some enhancements to some platforms on the Rodem side, adding Rodem capabilities, can you discuss any traction you might have with those products?

  Noam Lotan - MRV Communications — President, CEO
  Yes, we are specifically on the Rodem side. Actually we released one Rodem as part of the [Windows] driver on the WDM platform. It’s a two to three Rodem. We already got approved for the product by two customers in North America. I believe sometime in Q4 we’ll release the name of at least one of them. Early ‘08 we’ll release the WSS Rodem as well including all the features necessary to manage a device like that.

  John Anthony - Cowen and Company — Analyst
  Okay, and when you say that you’ve been approved, you’ve just gone through qualification, is that what you mean by approved or do you have orders in hand?

  Noam Lotan - MRV Communications — President, CEO
  One of them is a carrier, we won the RFP and we are expecting the order and the second one is, I can’t really disclose the name of the customer, but it’s a customer that approves you, makes the obligation, has the technology and then buys the product on a current basis.

Exhibit 99.2-15

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  John Anthony - Cowen and Company — Analyst
  Okay, and I’m sorry, did you say those are in, those are North American customers correct?

  Noam Lotan - MRV Communications — President, CEO
  Yes.

  John Anthony - Cowen and Company — Analyst
  Terrific. Thanks guys.

Operator
  Thank you. Our next question comes from Tim Savageaux with Merriman. Please go ahead.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Yes. Excuse me, good afternoon everybody. Got a little bit of a cold here, so bear with me. Question on Luminent profitability. I do want to step back through kind of the GAAP non-GAAP, actually let me start at the corporate level. When you talk about 29% to 30% OpEx to sales guidance Q4, I assume that includes something like what we saw this quarter in terms of both amortization and stock-based comp. And that’s combined on the order of $2 million. Is that correct?

  Noam Lotan - MRV Communications — President, CEO
  Can you please repeat, we could barely hear you? Sorry about that, you talked about OpEx Q4, of 29% to 30%, I assume that includes something on the order of $2 million, of what we might term non-GAAP type stuff, stock-based comp and amortization of intangibles, is that correct? Yes.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Okay. So as we step down to Luminent stand alone, if in the quarter $1.7 million, at least on the OpEx line, was attributable to some of these one-time costs, you know, I guess, near, do you also include some of fees, legal and banking fees for the deal when you talk to your $2.7 million as a total number?

  Near Margalit - Source Photonics — CEO
  No. No, I don’t think that’s included. So I’d say roughly $1 million is, of the $2.7 million, roughly $1 million is just conventional depreciation. Around $1.2 million is amortization and other charges related specifically to the acquisition related to accounting of how to amortize the intangible assets and step up depreciation and about $500,000 in stock-based compensation that will continue on an ongoing basis.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Wonderful, that’s very clear. So assuming, it sounds like you might have to add some expense going into Q4. But assuming a rebound up into the 20s and your revenue guidance, it looks like you’ll plan to be solidly profitable on the source side in Q4. Am I getting all that right?

  Near Margalit - Source Photonics — CEO
  That’s correct.

Exhibit 99.2-16

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Okay, fantastic so with solid profitability expected on the source side, that brings us back to the networking front and Noam or Guy, would you expect gross margins on the equipment side to reapproach 50% as some of this deferred revenue begins to hit in Q4 and in general, when do you think you can break even on the networking side? I mean, you indicate the systems integration is nicely profitable. So you must assume the equipment side is losing a fair bit of money. What are your near term plans? Well you discussed that to some degree but what’s your timing in terms of getting the break even there?

  Noam Lotan - MRV Communications — President, CEO
  I think the Q4, I think the with gross margins should be in the +50% range already.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Okay.

  Noam Lotan - MRV Communications — President, CEO
  And to answer your second question, when? That’s a more difficult one to answer, but I would imagine, as I said in my script that there is a, this measure takes time to work themselves out. You are, at one end, improving what you’re doing, but you’re also increasing revenue and holding operating expenses constant, roughly constant so those two efforts are working in the right direction and supposed to bring us into profitability. I really don’t want to put a timeline on it, but I’d imagine it’ll take more than one quarter.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Okay and one question and I’ll pass it along, Near, in terms of growth in PON and datacom side, obviously it looks pretty good in the quarter and in the quarter going forward. I wonder if you can address what you’re seeing from a competitive standpoint, especially across the PON transceiver radar. I hear various murmurs out of competitors about market entry or some increased traction. It doesn’t seem to be terribly evident in the results you’re reporting. So, I wonder if you could just review your competitive environment [inaudible]t?

  Near Margalit - Source Photonics — CEO
  I tell you it’s a tough thing to review. Because, there’s no one competitor that has emerged as the primary competitor. Obviously MCOR was able to penetrate a portion of the BPON market as a minority player there and they’ve been able to hold on to that share. But that, we expect that to continue basically on a relatively equal market share on a going forward business for BPON. They’re — considering the total BPON that we’re shipping to two customers they probably have around 15% market share, we probably have 85% market share in that type of range.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Okay.

  Near Margalit - Source Photonics — CEO
  For GPON, obviously Fiberxon was one of our top guys that were penetrating GPON. I think that’s out side of that on GPON we know MCOR is going to be very aggressive on GPON and we know companies such as Delta and [Neoplatonic] in Asia are going to be there as well. Nobody’s really emerged as a strong player and we’ve definitely seen, you know, talk from NSR but we haven’t seen any specific fraction.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Great, although interestingly in addition to delivering some other news this afternoon, they’ve also talked about some, some GPON design wins.

Exhibit 99.2-17

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  Near Margalit - Source Photonics — CEO
  Yes. I did read that, but we’ll see how it plays out. Obviously they’re a strong company with a strong capability, but I think from an operational and business model of where our operating margins and where we are profitable in terms of gross margins versus where they are profitable in terms of gross margins, I think they’re going to have a tough time competing with us.

  Tim Savageaux - Merriman Curhan Ford & Co — Analyst
  Point taken. All right guys thanks very much.

Operator
  Thank you our next question comes from [Greg Waters] with Investors Asset Management. Please go ahead, sir.

  Greg Waters - Investment Partners Asset Management — Analyst
  Hi. Just a couple questions. First, can you just give color on the receivables number and why it jumped so much? Maybe I missed it.

  Guy Avidan - MRV Communications — acting CFO
  The change in receivables like in most of the balance sheet items are actually due to the first consolidation of Fiberxon.

  Greg Waters - Investment Partners Asset Management — Analyst
  Okay, and second, I guess to Noam. Noam can you give some scope to the government contract pushed back. Is it just a one-quarter contract or is it something long-lasting?

  Noam Lotan - MRV Communications — President, CEO
  Multiyear deployment that has been going on for quite some time and due to changes, it has nothing to do with us. It has basically taken a little bit of a breather but we’ll continue at great vigor going forward. We don’t have any concern there. It’s a contract that we’ve won a couple years ago and it’s schedule to go forward at least for another five, six years if not more. And we are able to win related contract within the same end user, so to speak, so we look forward to that. Actually I’m really positive on this development.

  Greg Waters - Investment Partners Asset Management — Analyst
  Okay and then one final thing. I appreciate one of the prior callers crunching the numbers for us, but in order to remain a green company and not use so much battery power is there any way we can get non-GAAP numbers as well ? I saw you were dropping that, I was just wondering what the logic is

  Guy Avidan - MRV Communications — acting CFO
  Okay, I think you will see this is a trend that will be probably propagated within several other reporting companies. We just happen to be a little bit on the forefront of this.

  Greg Waters - Investment Partners Asset Management — Analyst
  Is it possible to capture the extraordinary items and at least categorize those prior to the call so it’s a little bit more evident going into the call?

Exhibit 99.2-18

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  Noam Lotan - MRV Communications — President, CEO
  Yes, we can do it in the future. The main purpose is to reduce any confusion element.

  Greg Waters - Investment Partners Asset Management — Analyst
  Great, I appreciate it.

  Noam Lotan - MRV Communications — President, CEO
  We’ll do whatever we can to help you the next time to understand it easier, in an easier way.

  Greg Waters - Investment Partners Asset Management — Analyst
  Thank you very much.

  Noam Lotan - MRV Communications — President, CEO
  Thank you, Greg.

Operator
  Our final question is a follow-up question from John Harman with Needham and Company. Please go ahead, sir.

  John Harmon - Needham & Company — Analyst
  Hi. I was just wondering how much revenue you’re looking for for the government contract in Q4?

  Noam Lotan - MRV Communications — President, CEO
  Specifically I don’t want to put a number on it, but it’s certainly in enough to make a difference. Hang on one second. So, John, I think you can assume something in the range of $2 million incremental revenue in Q4.

  John Harmon - Needham & Company — Analyst
  That’s fine, that’s answers the question. Thank you.

  Noam Lotan - MRV Communications — President, CEO
  Okay, thank you.

Operator
  Our next question comes from the line of Jack [Whelan] of Alpha One Watch. Please go ahead Mr. Whelan.

  Jack Whelan - Alpha One Watch — Analyst

Exhibit 99.2-19

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  Yes, Guy, I wonder if you could help us with identifying, perhaps not on this call, but the X items, I think there’s a lot of confusion in putting together a model here specifically on the Source Photonics integration and what those costs are. Can you provide real details so we have a feel for what these numbers would be on a non-GAAP basis going forward?

  Guy Avidan - MRV Communications — acting CFO
  Hang on one second, Jack. One second. One second, Jack.

  Jack Whelan - Alpha One Watch — Analyst
  Thank you.

  Guy Avidan - MRV Communications — acting CFO
  Yes, I think Jack, if you don’t mind, we’ll probably have to take it offline, but we’ll try to be as helpful as possible and certainly our Investor Relations firm will have that information available to anyone or you [inaudible].

  Jack Whelan - Alpha One Watch — Analyst
  All right, that’s good. Near, a question on gross margin assumptions. Did I understand you correctly saying that you were expecting to be in the 25% range during the December quarter?

  Near Margalit - Source Photonics — CEO
  No, we said we’re going to break the 20s.

  Jack Whelan - Alpha One Watch — Analyst
  Break the 20s?

  Near Margalit - Source Photonics — CEO
  Yes.

  Jack Whelan - Alpha One Watch — Analyst
  Okay can you give, for modelling purposes can you give us an idea what Q2 might look like? I know we’re reaching on the a little bit, but trying to get a feel for what the run rate might look like in 2008.

  Near Margalit - Source Photonics — CEO
  Q2, 2008?

  Jack Whelan - Alpha One Watch — Analyst
  Yes.

  Near Margalit - Source Photonics — CEO

Exhibit 99.2-20

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call
  I don’t think we can take things out that far. We’re trying to maintain the growth of 25%, 30%, but to give a specific number out that far it wouldn’t be based on enough hard evidence and numbers. [inaudible] I’d rather be using specifics, but in terms of general growth rate that we’re targeting for the company in the markets we’re seeing, we’re obviously trying to hold a 25% to 30% growth rate.

  Jack Whelan - Alpha One Watch — Analyst
  Okay so that’s the goal to get to 25% to 30%. You mentioned that you thought some margin improvement would kick in within nine to twelve months after the merger of the Company. Is that sort of the outside end of the 25% to 30% goal?

  Near Margalit - Source Photonics — CEO
  What do you mean by that? By the outside—

  Jack Whelan - Alpha One Watch — Analyst
  You’re saying that you thought there would be margin improvement in integrating the Source Photonics two business units.

  Near Margalit - Source Photonics — CEO
  Right. Right. Right.

  Jack Whelan - Alpha One Watch — Analyst
  And you said it could go nine to twelve months after the merged companies, okay is that a milestone we should plan for in you achieving the 25% to 30% goal?

  Near Margalit - Source Photonics — CEO
  I think we probably, it’s a fair question, I think getting to the 25% to 30% goal we will probably get most of the benefits of the benefit of the, of the integration. I don’t know if we’ll get all of them, but kind of an 80% rule so we’ll probably be at the lower end of the 25% to 30% range.

  Jack Whelan - Alpha One Watch — Analyst
  Okay. All right and in — Noam I’m sorry to ask this question — the aerospace segment, I’d like to bracket that, if we missed this quarter by that amount or some amount is it moving into Q4, is it accumulative or just delayed one quarter? And can you give me an idea what that number is?

  Noam Lotan - MRV Communications — President, CEO
  I think that question was asked by John from Needham I believe. It’s going to be again, incrementally approximately $2 million. And the, hang on one second.

  Jack Whelan - Alpha One Watch — Analyst
  Okay.

  Noam Lotan - MRV Communications — President, CEO
  And the margin contribution from this should be in the range of between $1.2 to $1.4 million. Directly contributed to gross profits.

Exhibit 99.2-21

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

  Jack Whelan - Alpha One Watch — Analyst
  Okay. And one last question, on your largest GPON OEM customer, do you see any reason why you would be designed out of that? I mean, I thought that customer was up and running and fairly productive. Would it not be very difficult for them to go back to the service provider with an alternative GPON product?

  Near Margalit - Source Photonics — CEO
  I think your characterization is fair. There are always — from their perspective, obviously having multiple sources is a positive thing, but as we know, this is an extremely complex transceiver assembly that requires very difficult qualification not only at the system OEM level, but also at the carrier level. So I think generally qualification of these types of components is extremely complicated and as long as we are doing what needs to be done to keep our customers happy, we don’t see any reason why they would replace us.

  Jack Whelan - Alpha One Watch — Analyst
  Okay, all right thanks guys.

  Noam Lotan - MRV Communications — President, CEO
  Thank you, Jack

Operator
  Thank you. We’d like to now turn it back over to management for any closing comments.

  Noam Lotan - MRV Communications — President, CEO
  Thank you, operator. I want to thank everyone for being on the call today. We’re happy with our growth and anticipate continued growth in the quarter to come as we indicated. We’re very proud of completing the Fiberxon audit and we’re very impressed with their performance so far. We’re also very excited about Source Photonics’ recent performance and outlook for the future. In networking, we’re proud of the leadership and the accomplishment and the growth that we’ve demonstrated, but we also want to recognize this growth needs to translate into bottom line profitability and we are totally committed to that. And with that, I want to thank you all, wish you a great afternoon and hope to be discussing with you the results of our next quarter very soon. Thank you very much. Operator?

Operator
  Thank you, sir. Ladies and gentlemen, this concludes the MRV Communications Q3 2007 financial results conference call. If you’d like to listen to a replay of today’s conference, please dial 1-303-590-3000 and 1-800-405-2236 with the access code of 11099547. ACT would like to thank you for your participation. You may now disconnect.

Exhibit 99.2-22

Final Transcript

Nov. 08. 2007 / 4:30PM ET, MRVC — Q3 2007 MRV Communications Earnings Conference Call

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Exhibit 99.2-23

MRV

MRVC NASDAQ LISTED

Slide No. 2

Service Aware Networking Technologies™

3rd Quarter 2007 Financial Results Teleconference November 8, 2007 MRV Communications, Inc. 20415 Nordhoff Street Chatsworth, California 91311 (818) 886-MRVC (6782) www.mrv.com

Forward-Looking Statements This press release contains statements regarding future financial and operating results of MRV, MRV's expected revenues and net income (loss) for the fourth quarter of 2007 that ends on December 31, 2007, management's assessment of positive business trends and their effect on the increase in MRV's revenues and improvement in gross margins in future periods, whether in 2007 or thereafter, benefits and synergies expected from the acquisition of Fiberxon and other statements about management's future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV and Luminent are engaged that are based on management's current expectations, estimates, forecasts and projections about MRV, Luminent and Fiberxon and the combined Company, as well as MRV's, Luminent's and Fiberxon's and the combined Company's future performance and the industries in which MRV, Luminent and Fiberxon operate, in addition to managements' assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "envisions," "estimates," "targets," "intends," "plans," "believes," "seeks," "should," "forecasts," "projects," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance or that the events anticipated will occur and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues, gross margins and income (loss) to fall short of anticipated levels: vigorous competition relating to our entry into new markets or from our existing markets; the failure of perceived business trends to translate into demand for products developed, manufactured or sold by MRV, Luminent or Fiberxon, a failure to achieve market acceptance of new products; continued market acceptance of existing products and continued success in selling the products of other companies; product price discounts; the timing and amount of significant orders from customers; delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below MRV's or Luminent's prices; the continued ability to protect its and its subidiaries' intellectual property rights; changes in product mix; maturing product life cycles; product sale terms and conditions; currency fluctuations; implementation of operating cost structures that align with revenue growth; the financial condition of customers and vendors; adverse results in litigation; the impact of legislative actions; higher insurance costs; potential new accounting pronouncements; the effects of terrorist activity and armed conflict; disruptions in general economic activity and changes in MRV's or Luminent's operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome, on general economic activity; decreases in corporate information technology spending or other changes in general economic conditions that affect demand for MRV's or Luminent's products.

Forward-Looking Statements (Continued) In addition, with its acquisition of Fiberxon, MRV and Luminent face new risks that could cause the forward-looking statements made in this and other press releases MRV may issue, including the status and progression of Fiberxon's financial reconstruction and audit work, which will involve or require, among other things, continuing diligence, which could reveal matters not now known, and which could result in further delays in obtaining the Fiberxon financial statements or reveal an inability to obtain such financial statements at all; any resulting delisting, defaults or other negative impacts on MRV's common stock and liabilities resulting from failure to timely obtain the Fiberxon financial statements and the impact of that failure on MRV's ongoing duty to report and file periodic reports under the Securities and Exchange Act of 1934 and on the continuing ability of MRV, Luminent and Fiberxon to maintain or expand key customer and supplier relationships in the face of problems and fallout stemming from future regulatory noncompliance or litigation; potential difficulties in the integration of Fiberxon, including transitioning from MRV and/or Luminent to Fiberxon policies and procedures, systems and leadership; the adjustment of MRV and Luminent personnel to operating in China, including awareness of and compliance with local business practice and regulatory requirements; the adjustment of Fiberxon personnel to different management; other difficulties assimilating Fiberxon's operations, technologies, products, management or employees, particularly because they are located in China where English is not widely spoken, the culture and political, monetary, economic, financial or monetary system and accounting principles and controls different from those of the U.S. and Taiwan where Luminent has offices, operations and facilities, the diversion of management's attention to business concerns of Fiberxon; risks inherent entering the China market and doing business in China, including the worsening of relations between the U.S. and China and Taiwan and China, where neither Luminent nor MRV has prior experience, and problems inherent when any foreign enterprise conducts business in China; and changes in China's currency or in exchange rates between the U.S. dollar and Chinese renminbi. For further information regarding risks and uncertainties associated with the businesses of MRV, Luminent and Fiberxon, please refer to the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Risk Factors" sections of MRV's SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2006, quarterly reports on Form 10-Q and specifically with respect to its acquisition of Fiberxon, MRV's Current Report on Form 8-K filed with the SEC on July 2, 2007, copies of which may be obtained by contacting MRV's investor relations department or at MRV's investor relations website at http://ir.mrv.com. All information in this release is as of November 8, 2007. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV's expectations.

MRV Speakers Introduction Anne-Marie Frisch Investor Relations Overview & Highlights Noam Lotan President and CEO Financial Review Guy Avidan Acting CFO Executive Review Near Margalit CEO, LuminentOIC Q & A

3rd Quarter 2007
Financial Results Teleconference
Overview & Highlights

Noam Lotan
President and Chief Executive Officer

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3rd Quarter 2007 Financial Results Teleconference Overview & Highlights Noam Lotan President and Chief Executive Officer

3rd Quarter 2007
Financial Results Teleconference
Financial Review

Guy Avidan
Acting Chief Financial Officer

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3rd Quarter 2007 Financial Results Teleconference Financial Review Guy Avidan Acting Chief Financial Officer

Key Measures

Q3 '07 Financial Review

Key Measures

(in $000's)	Q3 '07	Q2 '07	Q1 '07	Q4 '06	Q3 '06
Cash[1]	**86,214**	107,435	116,726	118,407	116,759
Accounts receivable, net	**116,231**	98,264	84,956	95,244	87,513
Days receivables[2]	**91**	88	86	84	89
Inventories	**85,539**	68,800	65,215	61,361	70,399
Days inventory[2]	**91**	87	97	78	105
Short-term obligations[3]	**34,651**	22,589	21,565	26,289	23,352
Convertible Notes	**-**	23,000	23,000	23,000	23,000
Revenue	**115,700**	101,962	89,679	102,646	89,616
Y/Y Growth %	**29%**	14%	16%	13%	36%
Headcount	**~ 2,363**	~ 1,400	~ 1,425	~ 1,450	~ 1,425

(1) Includes cash and cash equivalents, short and long-term marketable securities and time deposits

(2) Presented in terms of days

(3) Includes short-term debt obligations and current portion of long-term debt, excluding convertible notes

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Key Measures

GAAP Results of Operations

Q3 '07 Financial Review

Quarterly Results of Operations

(in $000's)	Q3 '07	Q2 '07	Q3 '06	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 $ Chg	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 % Chg	Year-Over-Year Q3 '07 vs. Q3 '06 $ Chg	Year-Over-Year Q3 '07 vs. Q3 '06 % Chg
Revenue	**115,700**	101,962	89,616	13,738	13%	26,084	29%
Gross profit	**30,355**	29,899	28,654	456	2%	1,701	6%
Gross margin (%)	***26%***	*29%*	*32%*				
R&D expenses	**9,314**	6,846	7,331	2,468	36%	1,983	27%
SG&A expenses	**25,759**	24,035	20,991	1,724	7%	4,768	23%
Amortization of intangibles	**806**	-	-	806	100%	806	100%
Total operating expenses	**35,879**	30,881	28,322	4,998	16%	7,557	27%
Operating income (loss)	**(5,524)**	(982)	332	(4,542)	463%	(5,856)	(1,764%)
Net income (loss)	**(12,571)**	**(2,460)**	**216**	(10,111)	411%	(12,787)	(5,920%)
Earnings per share:							
Basic	**($0.08)**	($0.02)	$0.00				
Diluted	**($0.08)**	($0.02)	$0.00				
Weighted average number of shares:							
Basic	**151,183**	126,011	125,202				
Diluted	**151,183**	126,011	126,365				

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GAAP Results of Operations

GAAP Networking Group

Q3 '07 Financial Review

Quarterly Results of Operations - Networking Group

(in $000's)	Q3 '07	Q2 '07	Q3 '06	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 $ Chg	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 % Chg	Year-Over-Year Q3 '07 vs. Q3 '06 $ Chg	Year-Over-Year Q3 '07 vs. Q3 '06 % Chg
Revenue	**72,449**	76,336	68,524	(3,887)	(5%)	3,925	6%
Gross profit	**21,899**	24,758	23,792	(2,859)	(12%)	(1,893)	(8%)
Gross margin (%)	***30%***	*32%*	*35%*				
Operating costs and expenses	**25,357**	25,813	23,513	(456)	(2%)	1,844	8%
Operating income (loss)	**(3,458)**	**(1,055)**	**279**	**(2,403)**	**228%**	**(3,737)**	**(1,339%)**

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GAAP Networking Group

GAAP Optical Components Group

Q3 '07 Financial Review

Quarterly Results of Operations - Optical Components Group							
				Quarter-Over-Quarter Q3 '07 vs. Q2 '07		Year-Over-Year Q3 '07 vs. Q3 '06	
(in $000's)	Q3 '07	Q2 '07	Q3 '06	$ Chg	% Chg	$ Chg	% Chg
Revenue	**44,300**	26,505	23,187	17,795	67%	21,113	91%
Gross profit	**8,470**	5,133	4,860	3,337	65%	3,610	74%
Gross margin (%)	***19%***	*19%*	*21%*				
Operating costs and expenses	**10,111**	4,726	4,405	5,385	114%	5,706	130%
Operating income (loss)	**(1,641)**	**407**	**455**	**(2,048)**	**(503%)**	**(2,096)**	**(461%)**

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GAAP Optical Components Group

GAAP Development Stage Group

Q3 '07 Financial Review

Quarterly Results of Operations - Development Stage Group

(in $000's)	Q3 '07	Q2 '07	Q3 '06	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 $ Chg	% Chg	Year-Over-Year Q3 '07 vs. Q3 '06 $ Chg	% Chg
Revenue	**51**	-	-	51	0%	51	0%
Gross profit	**31**	-	-	31	0%	31	0%
Gross margin (%)	*61%*	*NM*	*NM*				
Operating costs and expenses	**410**	342	404	68	20%	6	1%
Operating income (loss)	**(379)**	**(342)**	**(404)**	**(37)**	**11%**	**25**	**(6%)**

NM - *not meaningful*

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GAAP Development Stage Group

Revenue Analysis by Geographical Region

Q3 '07 Financial Review

Revenue by Geographical Region							
				Quarter-Over-Quarter Q3 '07 vs. Q2 '07		Year-Over-Year Q3 '07 vs. Q3 '06	
(in $000's)	Q3 '07	Q2 '07	Q3 '06	$ Chg	% Chg	$ Chg	% Chg
Americas	**36,328**	32,973	28,277	3,355	10%	8,051	28%
Europe	**69,111**	62,938	52,787	6,173	10%	16,324	31%
Asia Pacific	**10,278**	6,030	8,445	4,248	70%	1,833	22%
Other regions	**(17)**	21	107	(38)	(181%)	(124)	(116%)
Total revenue	**115,700**	**101,962**	**89,616**	**13,738**	**13%**	**26,084**	**29%**

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Revenue Analysis by Geographical Region

Revenue by Groups of Similar Products

Q3 '07 Financial Review

Revenue by Groups of Similar Products

(in $000's)	Q3 '07	Q2 '07	Q3 '06	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 $ Chg	Quarter-Over-Quarter Q3 '07 vs. Q2 '07 % Chg	Year-Over-Year Q3 '07 vs. Q3 '06 $ Chg	Year-Over-Year Q3 '07 vs. Q3 '06 % Chg
Network equipment (1)	**25,394**	26,769	28,519	(1,375)	(5%)	(3,125)	(11%)
Network integration (2)	**47,055**	49,567	40,001	(2,512)	(5%)	7,054	18%
Fiber optic components (3)	**43,251**	25,626	21,096	17,625	69%	22,155	105%
Total revenue	**115,700**	**101,962**	**89,616**	**13,738**	**13%**	**26,084**	**29%**

(1) Network equipment revenue primarily consists of MRV's internally developed products, such as Metro Ethernet equipment, optical transport equipment, out-of-band network equipment, defense and aerospace network applications, the related service revenue and fiber optic components sold as part of the system solution.

(2) Network integration revenue primarily consists of value-added integration and support service revenue, related third-party product sales (including third-party product sales through distribution) and fiber optic components sold as part of the system solution.

(3) Fiber optic components revenue primarily consists of fiber optic components, such as components for FTTP applications, fiber optic transceivers, discrete lasers and LEDs, that are not sold as part of MRV's network equipment or network integration solutions.

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Revenue by Groups of Similar Products

3rd Quarter 2007
Financial Results Teleconference
Executive Overview

Near Margalit
Chief Executive Officer, LuminentOIC

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Service Aware Networking Technologies™

3rd Quarter 2007 Financial Results Teleconference Executive Overview Near Margalit Chief Executive Officer, LuminentOIC

3rd Quarter 2007
Financial Results Teleconference
Q & A

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3rd Quarter 2007 Financial Results Teleconference Q & A